UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2007

IMMUCOR, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3130 Gateway Drive P.O. Box 5625 Norcross, Georgia		30091-5625
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code, is (770) 441-2051

Not applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.  Amendment to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On April 24, 2007 the Board of Directors of Immucor, Inc. (the “Company”) amended the Company’s Code of Conduct to make the following principal changes:

•                  The general principles of the Foreign Corrupt Practices Act were made applicable to all Company employees, not just to those dealing with foreign officials, to recognize that the Company has one standard of conduct for all its employees wherever they work.

•                  Additional areas of conduct were addressed, such as those related to antitrust and international trade laws, in recognition of the increased size and complexity of the Company’s business and the increased complexity of the legal environment, compared to when the Code of Conduct was first adopted.

•                  The amended Code of Conduct takes into account that the Company has hired an in-house General Counsel to, among other things, help monitor and assist with Code of Conduct compliance.

A complete copy of the amended Code of Conduct is furnished with this Current Report as Exhibit 14.1.

Item 9.01.  Financial Statements and Exhibits

(d)         Exhibits

Exhibit Number	Description

14.1	Code of Conduct, as revised April 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUCOR, INC.

Date: April 30, 2007	By:	/s/ Patrick D. Waddy
Patrick D. Waddy
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

14.1	Code of Conduct, as revised April 24, 2007